EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and the incorporation by reference in the Registration Statement of Magic Lantern Group, Inc. Form S-3 (No. 333-101974) of our report relating to the financial statements of Magic Lantern Group, Inc. as of December 31, 2003 and 2002, and for the two years in the period ended December 31, 2003 which appears in the Annual Report to Shareholder's for the year ended December 31, 2003.

                                                                    MAHONEY COHEN & COMPANY, CPA, P.C.

New York, NY
May 26, 2004